UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 25, 2018

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement to Retention Award Agreements

On January 25, 2018, the board of directors (the “Board”) of Rowan Companies plc (the “Company”) approved, and authorized management to execute, a form of letter agreement (the “Letter Agreement”) with respect to the retention awards of restricted share units of the Company (“RSUs”) and options to purchase shares of the Company (the “Options” and, together with the RSUs, the “Retention Awards) previously granted to Dr. Burke and Mr. Butz (the “Executives” and, individually, an “Executive”) on February 22, 2017 (the “Retention Award Agreements”) under the Company’s Amended and Restated 2013 Rowan Companies plc Incentive Plan. The Letter Agreement clarifies the terms of the Retention Award Agreements to cause the Retention Awards granted thereunder to vest pro-rata upon the termination of employment of the Executive by the Company without “Cause” (as defined below) or upon the Executive’s termination of employment with the Company for “Good Reason” (as defined below).

The Letter Agreement defines “Cause” as (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the Executive has given notice to the Company of an event or circumstance constituting Good Reason as described below unless the Company has cured such event or circumstance) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the board believes that the Executive has not substantially performed the Executive’s duties, (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, (iii) the material breach of Company policy by the Executive, specifically including the Company’s code of conduct, or (iv) the Executive has been convicted of or pled nolo contendere to a misdemeanor involving moral turpitude or a felony.

The Letter Agreement defines “Good Reason” as the occurrence (without the Executive’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in (I) below, such act or failure to act is corrected prior to the end of the Company’s cure period specified below: (I) the assignment to the Executive of any duties materially inconsistent with the Executive’s status as a senior executive officer of the Company or a materially adverse alteration in the nature or status of the Executive’s responsibilities; or (II) a material reduction by the Company in the Executive’s annual target compensation, inclusive of target bonuses and the target-level face value of equity awards, as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board reductions similarly affecting all senior executives of the Company.

The description of the Letter Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which was filed as Exhibit 10.1 herewith and is incorporated by reference herein

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Letter Agreement to Retention Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2018	Rowan Companies plc

	By:	/s/ Mark F. Mai
Mark F. Mai Executive Vice President, General Counsel and Company Secretary

Exhibit List

Exhibit
Number	Exhibit Description

10.1	Form of Letter Agreement to Retention Award Agreement